CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2022 relating to the financial statements and financial highlights which appears in the Annual Report on Form N-CSR for the year ended December 31, 2021 of AMG Managers CenterSquare Real Estate Fund, one of the funds constituting AMG Funds I. We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 4, 2022